Exhibit 99.1

FOR IMMEDIATE RELEASE

           Citizens Communications Company Moves the Start Time of Its Second-Quarter Earnings Webcast Scheduled for August 1, 2007

STAMFORD,  Conn.,  July 25, 2007 -- Citizens  Communications  (NYSE:  CZN) today announced that it has changed the start time of its second-quarter 2007 conference call and webcast to 10:00 a.m. Eastern Time on Wednesday, August 1, 2007. The company still plans to release its second-quarter 2007 results on Wednesday, August 1, 2007, before the market opens.

The conference call will be Webcast and may be accessed (live and replay) at https://cis.premconf.com/sc/scw.dll/usr?cid=vlllrznmxlsvdlznx

A telephonic replay of the conference call will be available from Noon Eastern Time, Wednesday, August 1, 2007, through Wednesday, August 8, 2007, at the above Website or via dial-in at 1-888-203-1112 for U.S. and Canadian callers or, outside the U.S. and Canada, at 1-719-457-0820, passcode 6174579.

Contact:
Citizens Communications
Brigid Smith 203-614-5042
bsmith@czn.com